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As filed with the Securities and Exchange Commission on February 14, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PayPal, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0510487 (I.R.S. Employer Identification No.)

1840 Embarcadero Road
Palo Alto, California 94303
(650) 251-1100
(Address of Principal Executive Offices including Zip Code)

PayPal, Inc. 2001 Equity Incentive Plan
X.Com Corporation 1999 Stock Plan
Confinity, Inc. 1999 Stock Plan
PayPal, Inc. 2001 Employee Stock Purchase Plan

(Full title of the plans)

Peter A. Thiel Chief Executive Officer PayPal, Inc. 840 Embarcadero Road Palo Alto, California 94303 (650) 251-11000	Copies to: Robert A. Koenig, Esq. Laura I. Bushnell, Esq. Latham & Watkins 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600

(Name and address, including zip code, and telephone
number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	8,662,500(2)	$13 (3)	$112,612,500	$10,360

Common Stock, par value $0.001 per share	9,192,656(4)	$1.83 (5)	$16,822,560	$1,548
Common Stock, par value $0.001 per share	1,625,000(6)	$13 (3)	$21,125,000	$1,944

Total	19,480,156	—	$150,560,060	$13,852

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2)
Represents 8,662,500 shares reserved for issuance upon the exercise of stock options that may be granted under the PayPal, Inc. 2001 Equity Incentive Plan.
(3)
Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high ($14) and low ($12) proposed offering price to the public of a share of Common Stock of the Registrant as set forth in an amendment to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 18, 2002.
(4)
Represents 377,500 shares subject to options outstanding under the PayPal, Inc. 2001 Equity Incentive Plan, 1,668,829 shares subject to options outstanding under the X.Com, Inc. 1999 Stock Plan, and 291,917 shares subject to options outstanding under the Confinity, Inc. 1999 Stock Plan, which options were assumed by the registrant in connection with the acquisition of Confinity, Inc. in March 2000. Also represents 460,000 shares issued by the registrant pursuant to the exercise of options granted under the 2001 Equity Incentive Plan, 3,017,673 shares issued by the registrant pursuant to the exercise of options granted under the X.Com, Inc. 1999 Plan, and 3,376,737 shares issued by the registrant pursuant to the exercise of options granted under the Confinity Plan, which options were assumed by the registrant in connection with the acquisition of Confinity, Inc. in March 2000
(5)
Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The price of $1.83 per share represents the weighted average exercise price for such outstanding options.
(6)
Represents 1,625,000 shares reserved for issuance under the PayPal, Inc. 2001 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents, which were filed with the Commission, are incorporated herein by reference:

  (a)
  The Registrant's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements of the Registrant as of September 30, 2001 and the related consolidated statement of operations.

  (b)
  The description of The Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

        A corporation may indemnify against expenses (including attorneys' fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

        In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

        Section 145 of the Delaware General Corporation Law further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

        Article IX of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, Article IX provides that the Registrant may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Registrant, or any predecessor of the Registrant, or serves or served at any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor to the Registrant. Article IX also provides that the Registrant may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of a director or officer against any liability which may be asserted against him or her and may enter into contracts providing for the indemnification of any such person to the fullest extent permitted by law.

        Article VI of the Registrant's Bylaws provides for the indemnification of directors, officers, employees and other agents acting on behalf of the Registrant to the fullest extent permissible under the Delaware General Corporation Law. Article VI of the Registrant's Bylaws also permits the Registrant to secure insurance on behalf of any officer, director, employee or other agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

        The Registrant has entered into indemnification agreements with its directors.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

        See the Exhibit Index located after the signature pages.

Item 9. Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Palo Alto, state of California, on this 5th day of February, 2002.

PAYPAL, INC.
By:	/s/ PETER A. THIEL Peter A. Thiel Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter A. Thiel, Roelof F. Botha, and John D. Muller, jointly and severally, his attorneys-in-fact and agents, each with power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ PETER A. THIEL Peter A. Thiel	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	February 5, 2002
/s/ ROELOF F. BOTHA Roelof F. Botha	Chief Financial Officer (Principal Financial and Accounting Officer)	February 5, 2002
/s/ MAX R. LEVCHIN Max R. Levchin	Director	February 5, 2002
/s/ JOHN C. DEAN John C. Dean	Director	February 5, 2002
/s/ TIMOTHY M. HURD Timothy M. Hurd	Director	February 5, 2002
/s/ JOHN A. MALLOY John A. Malloy	Director	February 5, 2002
/s/ SHAILESH J. MEHTA Shailesh J. Mehta	Director	February 5, 2002
/s/ MICHAEL J. MORITZ Michael J. Moritz	Director	February 5, 2002
/s/ ELON R. MUSK Elon R. Musk	Director	February 5, 2002

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
4.1*	PayPal, Inc. 2001 Equity Incentive Plan
4.2*	PayPal, Inc. 2001 Employee Stock Purchase Plan
4.3*	X.Com Corporation 1999 Stock Plan
4.4*	Confinity, Inc. 1999 Stock Plan
5.1	Opinion of Latham & Watkins
23.1	Consent of Latham & Watkins (included in Exhibit 5.1 hereto)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on the signature page to this Registration Statement)

        *      Documents incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-70438).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS